INTERIM SUB-ADVISORY AGREEMENT

INTERIM SUB-ADVISORY AGREEMENT (the “Agreement”) made as of this 16th of January, 2015 by and between Exchange Traded Concepts, LLC, an Oklahoma limited liability company, with its principal place of business at 2545 S. Kelly Ave. Ste. C, Edmond, Oklahoma 73013 (the “Adviser”) and Penserra Capital Management LLC (“Penserra”), a limited liability company with its principal place of business at 140 Broadway, 26th Floor New York NY 10005 (the “Sub-Adviser”), with respect to each series of the Trust identified on Schedule A to this Agreement (each a “Fund” and collectively, the “Funds”).

WITNESSETH

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser has entered into an Interim Investment Advisory Agreement dated January 16, 2015 (the “Investment Advisory Agreement”) with Exchange Traded Concepts Trust (the “Trust”), an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Sub-Adviser is, or prior to providing services to the Funds will be, registered as an investment adviser under the Advisers Act;

WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint one or more sub-advisers to perform some or all of the services for which the Adviser is responsible; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and each Fund.

NOW, THEREFORE, the parties hereto agree as follows:

1.                  Duties of the Sub-Adviser. Subject to supervision and oversight of the Adviser and the Board of Trustees (the “Board”), and in accordance with the terms and conditions of the Agreement, the Sub-Adviser shall manage all of the securities and other assets of the Funds (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)	The Sub-Adviser shall, subject to subparagraph (b) of this Section 1, determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust (as defined herein), as may be modified, amended or supplemented from time to time, the By-Laws of the Trust, as may be modified, amended or supplemented from time to time, the Prospectus, the instructions and directions of the Adviser and of the Board, the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time and the Trust’s policies and procedures and will conform to and comply in all material respects with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the “Code”) and as applicable, and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)	The Sub-Adviser will place orders with respect to transactions in securities or other assets held or to be acquired by the Fund with or through such persons, brokers or dealers chosen by the Sub-Adviser to carry out the policy with respect to brokerage set forth in the Funds’ Prospectus or as the Board or the Adviser may direct in writing from time to time, in conformity with all federal securities laws and subject to the following:

(i)	In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

(ii)	In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund.

(iii)	The Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act.

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(iv)	When the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

(d)	The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(1), (5), (6), (7), (8), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

(f)	The Adviser acknowledges that the Sub-Adviser performs investment advisory services for various other clients in addition to the Funds and, to the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients which may differ from the advice given or the timing or nature of action taken for a particular Fund.

(g)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(h)	To the extent such authority has been delegated to it by the Adviser, the Sub-Adviser shall, unless and until otherwise directed by the Adviser or the Board and consistent with the best interests of each Fund, be responsible for exercising (or not exercising in its discretion) all rights of security holders with respect to securities held by each Fund, including but not limited to: reviewing proxy solicitation materials, voting and handling proxies and converting, tendering exchanging or redeeming securities.

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(i)	In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Funds or a sub-adviser to a portfolio that is under common control with the Funds concerning the Assets, except as permitted by the policies and procedures of the Funds. The Sub-Adviser shall not provide investment advice to any assets of the Funds other than the Assets.

(j)	The Sub-Adviser shall maintain books and records with respect to the Funds’ securities transactions and keep the Board and the Adviser fully informed on an ongoing basis as agreed by the Adviser and the Sub-Adviser of all material facts concerning the Sub-Adviser and its key investment personnel providing services with respect to the Funds and the investment and the reinvestment of the Assets of the Funds. The Sub-Adviser shall furnish to the Adviser or the Board such reasonably requested regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board may reasonably request and the Sub-Adviser will attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing. Upon the request of the Adviser, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(k)	The Sub-Adviser shall, in accordance with procedures and methods established by the Board, which may be amended from time to time, and in conjunction with the Adviser, promptly notify the Adviser and the Trust’s administrator/fund accountant of securities in a Fund which the Sub-Adviser believes should be fair valued in accordance with the Trust’s Valuation Procedures. Such fair valuation may be required when the Sub-Adviser becomes aware of significant events that may affect the pricing of all or a portion of a Fund’s portfolio. The Sub-Adviser will provide reasonable assistance in determining the fair value of the Assets, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for which market prices are not readily available, it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

2.                  Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance in all material respects with the Trust’s Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.                  Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of Delaware (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

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(b)	By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”);

(c)	Prospectus of the Funds;

(d)	Resolutions of the Board approving the engagement of the Sub-Adviser as a sub-adviser to the Funds;

(e)	Resolutions, policies and procedures adopted by the Board with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder; and

(f)	A list of the Trust’s principal underwriter and each affiliated person of the Adviser, the Trust or the principal underwriter.

The Adviser shall promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing. Until so provided, the Sub-Adviser may continue to rely on those documents previously provided. The Adviser shall not, and shall not permit any of the Funds to use the Sub-Adviser’s name or make representations regarding Sub-Adviser or its affiliates without prior written consent of Sub-Adviser, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser or the Fund is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser and the information is used (a) as required by applicable law, rule or regulation, in the Prospectus of the Fund or in Fund shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

4.                  Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser’s management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

5.                  Expenses. The Sub-Adviser will furnish, at its expense, all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for the Sub-Adviser to perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement. The Sub-Adviser may enter into an agreement with the Funds to limit the operating expenses of the Fund.

6.                  Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

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The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Adviser’s obligations under this Agreement; provided, however, that the Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

7.                  Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Funds as follows:

(a)	The Sub-Adviser is or, prior to providing services to the Funds pursuant to this Agreement, will be registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Sub-Adviser will immediately notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. The Sub-Adviser will also promptly notify the Funds and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Sub-Adviser;

(c)	The Sub-Adviser will notify the Adviser immediately upon detection of (a) any material failure to manage the Fund(s) in accordance with the Fund(s)’ stated investment objectives and policies or any applicable law; or (b) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures;

(d)	The Sub-Adviser is fully authorized under all applicable law to enter into this Agreement and serve as Sub-Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the state of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

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(g)	This Agreement is a valid and binding agreement of the Sub-Adviser;

(h)	The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)	The Sub-Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company;

(j)	The Sub-Adviser agrees to maintain an appropriate level of errors and omissions and professional liability insurance coverage.

8.                  Representations and Warranties of the Adviser. The Adviser represents and warrants to the Sub-Adviser and the Funds as follows:

(a)	The Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Adviser will immediately notify the Sub-Adviser of the occurrence of any event that would substantially impair the Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. The Adviser will also promptly notify the Funds and the Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Adviser;

(c)	The Adviser will notify the Sub-Adviser immediately upon detection of any material breach of any of the Fund(s)’ or the Adviser’s policies, guidelines or procedures;

(d)	The Adviser is fully authorized under all applicable law to enter into this Agreement and serve as Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Adviser is a limited liability company duly organized and validly existing under the laws of the state of Oklahoma with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)	The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

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(g)	This Agreement is a valid and binding agreement of the Adviser;

(h)	The Form ADV of the Adviser previously provided to the Sub-Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)	The Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company;

(j)	The Adviser agrees to maintain an appropriate level of errors and omissions and professional liability insurance coverage.

9.                  Duration and Termination.

(a)	Duration. This Agreement shall become effective upon (i) the Agreement having been approved by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) the termination of the investment sub-advisory agreement dated November 11, 2014 between the Adviser and Sub-Adviser, with respect to the Funds. This Agreement shall remain in full force and effect continually thereafter for a period of up to 150 days or until the holders of a majority of the Fund’s outstanding voting securities approve an investment sub-advisory agreement with the Sub-Adviser, whichever occurs first. If, however, shareholders of a Fund fail to approve a new investment sub-advisory agreement within 150 days of this Agreement’s effective date, the Sub-Adviser may continue to serve hereunder as to such Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)	By vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, or by the Adviser, in each case, upon sixty (60) days’ written notice to the Sub-Adviser;

(ii)	By the Sub-Adviser upon sixty (60) days’ written notice to the Adviser and the Board.

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This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Section 9, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

10.               Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Adviser’s activities or services could affect the Funds, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that the Trust’s chief compliance officer determines are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Section 10(b), along with the policies and procedures referred to in Section 10(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

11.               Confidentiality. Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-Adviser and the Funds in respect thereof. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Funds, the Board, or such persons as the Adviser may designate in connection with the Funds. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Funds. The Sub-Adviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

12.               Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide to the Trust’s Chief Compliance Officer (“CCO”) the following documents:

(i)	reasonable access, at the Sub-Adviser’s principal office or such other place as may be mutually agreed to by the parties, to all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Agreement, in which the SEC identified any concerns, issues or matters (such correspondences are commonly referred to as “deficiency letters”) relating to any aspect of the Sub-Adviser’s investment advisory business and the Sub-Adviser’s responses thereto; provided that the Sub-Adviser may redact from such correspondences client specific confidential information, material subject to the attorney-client privilege, and material non-public information, that the Sub-Adviser reasonably determines should not be disclosed to the Trust’s CCO;

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(ii)	a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(iii)	on a quarterly basis, a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program;

(iv)	a copy of the Sub-Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)	an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Section 7 and Section 10 of this Agreement.

(b)	The Sub-Adviser shall also provide the Trust’s CCO with reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

12.               Names.

(a)	The Name “Exchange Traded Concepts.” The Adviser grants to the Sub-Adviser a sublicense to use the name “Exchange Traded Concepts” (the “Name”). The foregoing authorization by the Adviser to the Sub-Adviser to use the Name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Sub-Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the Name. The Sub-Adviser shall (1) only use the Name in a manner consistent with uses approved by the Adviser. Notwithstanding the foregoing, neither the Sub-Adviser nor any affiliate or agent of it shall make reference to or use the Name or any of Adviser’s respective affiliates or clients names without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Sub-Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Sub-Adviser to satisfy the foregoing obligation.

(b)	The Name “Penserra Capital Management, LLC.” The Sub-Adviser grants to the Adviser a sublicense to use the name “Penserra Capital Management, LLC” (the “Name”). The foregoing authorization by the Sub-Adviser to the Adviser to use the Name is not exclusive of the right of the Sub-Adviser itself to use, or to authorize others to use, the Name; the Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Sub-Adviser has the right to use, or authorize others to use, the Name. The Adviser shall (1) only use the Name in a manner consistent with uses approved by the Sub-Adviser. Notwithstanding the foregoing, neither the Adviser nor any affiliate or agent of it shall make reference to or use the Name or any of Sub-Adviser’s respective affiliates or clients names without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Adviser to satisfy the foregoing obligation.

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13.               Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.               Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15.               Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	Exchange Traded Concepts, LLC 2545 S. Kelly Ave., Ste. C Edmond, Oklahoma 73013 Attention: J. Garrett Stevens, CEO
To the Trust’s CCO at:	Cipperman Compliance Services 500 East Swedesford Road, Suite 104 Wayne, PA 19087 Attention: Michael Woodard
To the Sub-Adviser at:	Penserra Capital Management 4 Orinda Way, Suite 100A Orinda CA 94563 Attention: Dustin Lewellyn

16.               Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

17.               Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

18.               Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

11 | Page                                  ETC Penserra Sub-Advisory Agreement

19.               Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one Fund of the Trust, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 9 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

20.               Miscellaneous.

(a)	A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b)	Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
12 | Page                                  ETC Penserra Sub-Advisory Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.
ADVISER:	SUB-ADVISER:

Exchange Traded Concepts, LLC	Penserra Capital Management LLC

By: /s/ J. Garrett Stevens	By: /s/ Dustin Lewellyn

Name: J. Garrett Stevens	Name: Dustin Lewellyn

Title: Chief Executive Officer	Title: Chief Investment Officer
13 | Page                                  ETC Penserra Sub-Advisory Agreement

Schedule A
to the
Sub-Advisory Agreement
by and between
Exchange Traded Concepts LLC
And
Penserra Capital Management LLC

As of January 16, 2015

EXCHANGE TRADED CONCEPTS TRUST

EMQQ The Emerging Markets Internet & Ecommerce ETF
Yorkville High Income MLP ETF
Yorkville High Income Infrastructure MLP ETF
Forensic Accounting ETF
VelocityShares Equal Risk Weighted Large Cap ETF
YieldShares High Income ETF (formerly Sustainable North American Oil Sands ETF)
Robo-StoxTM Global Robotics and Automation Index ETF

___________

Agreed and Accepted:

ADVISER:	SUB-ADVISER:

Exchange Traded Concepts, LLC	Penserra Capital Management LLC

By: /s/ J. Garrett Stevens	By: /s/ Dustin Lewellyn

Name: J. Garrett Stevens	Name: Dustin Lewellyn

Title: Chief Executive Officer	Title: Chief Investment Officer

Schedule B
to the
Sub-Advisory Agreement
by and between
Exchange Traded Concepts LLC
And
Penserra Capital Management LLC

As of January 16, 2015

Sub-Advisory Fee. Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as follows:

Fund	Rate
EMQQ The Emerging Markets Internet & Ecommerce ETF	The greater of 5 bps or $25,000 annual minimum
Yorkville High Income MLP ETF	The greater of 5.5 bps or $10,000 annual minimum
Yorkville High Income Infrastructure MLP ETF	The greater of 5.5 bps or $10,000 annual minimum
Forensic Accounting ETF	The greater of 4.5 bps or $10,000 annual minimum
VelocityShares Equal Risk Weighted Large Cap ETF	The greater of 5.5 bps or $10,000 annual minimum
YieldShares High Income ETF (formerly Sustainable North American Oil Sands ETF)	The greater of 4.5 bps or $10,000 annual minimum
Robo-StoxTM Global Robotics and Automation Index ETF	The greater of 7.5 bps or $15,000 annual minimum

Agreed and Accepted:
ADVISER:	SUB-ADVISER:

Exchange Traded Concepts, LLC	Penserra Capital Management LLC

By: /s/ J. Garrett Stevens	By: /s/ Dustin Lewellyn

Name: J. Garrett Stevens	Name: Dustin Lewellyn

Title: Chief Executive Officer	Title: Chief Investment Officer